CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As oil and gas consultants, we hereby consent to the use of our name and our report dated January 18, 2008, in this Form 10-K, incorporated by reference into Kinder Morgan Energy Partners, L.P.’s previously filed Registration Statement File Nos. 333-122424, 333-25995, 333-62155, 333-33726, 333-54616, 333-60912-01, 333-55866-01, 333-91316-01, 333-102961, 333-102962-01 333-124471, 333-141491 and 333-142584 on Form S-3, and 333-122168 and 333-56343 on Form S-8.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

February 13, 2008